UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2017

THE AES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100,
Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

The AES Corporation (the “Company” or “AES”) is providing an update on the Alto Maipo project in Item 8.01 below. On May 8, 2017, when the Company provided its 2017 guidance and expectations through 2020, the Company had already substantially reduced its expectations for Alto Maipo. Today, the Company is reaffirming its prior guidance and expectations through 2020 for all metrics, including Adjusted EPS and Free Cash Flow.

The information set forth above is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

sPower Acquisition Close

On July 25, 2017, the Company and Alberta Investment Management Corporation (“AIMCo”), on behalf of certain of its clients, announced that certain of their subsidiaries and affiliates, as applicable, completed the previously announced acquisition of FTP Power LLC d/b/a sPower (“sPower”) for approximately $853 million in cash, subject to adjustment, plus the assumption of $724 million in sPower’s non-recourse debt, pursuant to a merger agreement, dated February 19, 2017, with the majority member of sPower, an affiliate of Fir Tree Partners (“the Majority Member”). Following the completion of the acquisition, the Company and AIMCo each independently own slightly below 50% equity interests of sPower. The sPower portfolio includes 1,287 MW (DC), 1,006 MW (AC), of solar and wind projects in operation or under construction and a development pipeline of approximately 10,000 MW (AC) located in the United States.

Alto Maipo Update

As disclosed in the Company’s Form 10-Q for the period ended March 31, 2017, Alto Maipo in Chile has experienced construction difficulties, which at the time of the 10-Q had resulted in an increase in the projected cost for the project of up to 22% of the original $2 billion budget. These overages led to a series of negotiations with the intention of restructuring the project’s existing financial structure and obtaining additional funding. On March 17, 2017, the Company completed the legal and financial restructuring of Alto Maipo. As a part of this restructuring, AES Gener simultaneously acquired a 40% ownership interest from Minera Los Pelambres (“MLP”), a noncontrolling shareholder, for a nominal consideration, and sold a 6.7% interest to one of the project’s construction contractors. Through its 67% ownership interest in AES Gener, the Company now has an effective 62% indirect economic interest in Alto Maipo. Additionally, certain construction milestones were amended and if Alto Maipo is unable to meet these milestones, there could be a material impact to the financing and value of the project. For additional information on risks regarding construction and development, refer to Item 1A—Risk Factors—Our Business is Subject to Substantial Development Uncertainties of the Company’s 2016 Annual Report on Form 10-K.

Following the restructuring described above, the project continued to face construction difficulties, including greater than expected costs and slower than anticipated productivity by construction contractors towards the agreed-upon milestones. Furthermore, during the second quarter of 2017, as a result of the failure to perform by one of its construction contractors, Constructora Nuevo Maipo S.A. (“CNM”), Alto Maipo terminated CNM’s contract and is seeking a replacement contractor to complete CNM’s work. Alto Maipo is currently a party to legal proceedings concerning the termination of CNM and related matters, including but not limited to Alto Maipo’s draws on letters of credit securing CNM’s performance under the parties’ construction contract, totaling $73 million (the “LC Funds”). The LC Funds were recently collected by Alto Maipo, but CNM may attempt to require Alto Maipo to escrow the LC Funds. The Company cannot anticipate the outcome of the legal proceedings. As a result of the termination of CNM, Alto Maipo’s construction debt of approximately $615 million is in technical default and will be presented in current liabilities on the balance sheet as of June 30, 2017.

Construction at the project is continuing and Alto Maipo is working to resolve the challenges described above. Alto Maipo is seeking a replacement contractor to complete CNM’s work, and continues to maintain a dialogue with lenders and other parties. However, there can be no assurance that Alto Maipo will succeed in these efforts and if there are further delays or cost overruns, or if Alto Maipo is unable to reach an agreement with the non-recourse lenders or other parties, there is a risk that these lenders would seek to exercise remedies available as a result of the default noted above, or that Alto Maipo would not be able to meet its contractual or other obligations and would be unable to continue with the project.  If any of the above should occur, there could be a material impairment for the Company. The carrying value of the long-lived assets and deferred tax assets of Alto Maipo as of March 31, 2017 was approximately $1.2 billion and $60 million, respectively. The Company has invested approximately $360 million in Alto Maipo and has an additional equity commitment of $55 million to be funded as part of the March restructuring described above.

Safe Harbor Disclosure

This current report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussions & Analysis in AES’ 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K dated on or about February 27, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may also be obtained by visiting the Company’s website at www.aes.com.

SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AES Corporation

Date: July 31, 2017	By:	/s/ Thomas M. O'Flynn
Name: Thomas M. O'Flynn
Title: Executive Vice President and Chief Financial Officer